As filed with the Securities and Exchange Commission on
                               September 21, 2006
                           Registration No. 333-124724

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICANA DISTRIBUTION, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          COLRADO                      333-124724              84-1453702
--------------------------------   ---------------------   -------------------
  (STATE OR OTHER JURISDICTION     (COMMISSION FILE NO.)     (IRS EMPLOYEE
OF INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                                 2999 NE 191 St.
                                   Penthouse 2
                               Aventura, FL 33180
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  (973)726-5240
                            (ISSUER TELEPHONE NUMBER)

                         4400 Route 9 South, Suite 1000
                           Freehold, New Jersey 07728
                            (FORMER NAME AND ADDRESS)

                                    COLORADO
                         -------------------------------
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                          2006 STOCK INCENTIVE PLAN #1
                            (Full title of the plan)

                           Donna Silverman, President
                          AMERICANA DISTRIBUTION, INC.
                            c/o Knightsbridge Capital
                                 2999 NE 191 St.
                                   Penthouse 2
                               Aventura, FL 33180
                     (Name and address of agent for service)


                          COPIES OF COMMUNICATIONS TO:
                              Anslow & Jaclin, LLP
                                195 Route 9 South
                           Manalapan, New Jersey 07726
      =====================================================================

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

                         CALCULATION OF REGISTRATION FEE


                                         Proposed      Proposed
                                         Maximum       Maximum
                                         Offering      Aggregate    Amount of
Title of securities     Amount to be     Price         Offering     Registration
to be registered        registered       per unit      price        fee(1)
-------------------     ------------     ---------     ---------    ------------

Common Stock, par        125,000,000        $.0005       $62,500          $10.68
Value, $.001 per share

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the closing price per share of the Registrant's Common Stock on September 18, 2006 a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC Electronic Bulletin Board.

(2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(3) This registration statement shall also cover any additional shares of our common stock which become issuable pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

Documents Incorporated by Reference X Yes No


                                     PART II


Information Required in the Registration Statement

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement and made a part hereof: (a) Our Annual Report on Form 10-KSB for the year ended December 31, 2005 and filed pursuant to Section 15(d) of the 1934 Act.

(b) Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2005 filed pursuant to Section 15(d) of the 1934 Act. (c) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the registration statement and to be part thereof from the date of filing of such documents.

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
ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The laws of the state of Colorado under certain circumstances provide for indemnification of the Company's Officers, Directors and controlling persons against liabilities which they may incur in such capacities.

In general, any Officer, Director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Americana's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and have not been adjudged liable for negligence or misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Americana's Articles of Incorporation and Bylaws do not contain any provisions for indemnification as described above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

5.1 Consent and Opinion of Anslow & Jaclin, LLP

10.1 2006 Stock Incentive Plan

23.1 Consent of Philip Salchli, CPA

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
ITEM 9. UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Aventura, State of Florida, on this 20th day of September, 2006.


                          AMERICANA DISTRIBUTION, INC.


                          By: /s/ Donna Silverman
                          -----------------------
                          Donna Silverman, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Donna Silverman                                         September 20, 2006
-------------------
Donna Silverman, President and Director

/s/ Peter Nasca                                             September 20, 2006
---------------
Peter Nasca and Director

/s/ Craig Press                                             September 20, 2006
---------------
Craig Press and Director



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